Exhibit 99

NEWS RELEASE	For more information:
For Immediate Release	Mary Ryan
630-734-2383

Aftermarket Technology Corp. Reports First Quarter Results

•                  Honda ramp-up progressing rapidly as expected

•                  New logistics business adds $12 million in annualized revenue

WESTMONT, Illinois, Wednesday, April 28, 2004 —Aftermarket Technology Corp. (NASDAQ:ATAC), today reported financial results for the first quarter 2004.

First Quarter 2004

For the quarter ended March 31, 2004 revenues decreased by $4.1 million to $91.0 million from $95.1 million for the quarter ended March 31, 2003.  Adjusted net income decreased to $4.4 million for the first quarter 2004 from $9.9 million for the first quarter 2003.  Adjusted net income per diluted share was $0.20 for the first quarter 2004 as compared to $0.40 for the first quarter 2003.  First quarter adjusted net income improved $0.02 per diluted share compared to fourth quarter 2003.

On a Generally Accepted Accounting Principles (GAAP) basis, first quarter 2004 net income decreased $6.0 million to $3.9 million ($0.18 per diluted share) from $9.9 million ($0.40 per diluted share) for the first quarter 2003.

Management Comments

In commenting on the Company’s results, Don Johnson, President and CEO said,  “I am pleased that our first quarter results are on the higher end of our previous guidance.  I am equally pleased to report that growth in our Drivetrain segment continues with the ramp-up of the Honda business as we expected. During the quarter, we grew Honda production and associated revenues by 30%. It is gratifying to know that Honda’s confidence in ATC’s production capabilities and quality processes has translated into business expansion as we work with them to achieve their goals in the marketplace. The balance of the Drivetrain segment continues to perform as expected.”

“On the Logistics side of the business, during the first quarter we added new growth with the equivalent of $12 million in annualized revenue once the new business agreements are fully operational. For example, we added scope related to transportation management for AT&T Wireless, confirming the value of our wide range of customer service offerings in this segment.  We continue to pursue viable new business opportunities within the wireless, electronics, computer and automotive industries.”

“Although the roll-out of our Independent Aftermarket business is progressing slower than originally expected, we are working with our key customers to speed the education and subsequent adoption of our products and services by their retail outlets.  We expect to see a significant reduction in the loss in this business during the year driven by revenue expansion, product cost reductions and supply chain streamlining.  Additionally, our 2004 company-wide cost reduction efforts remain on track,” Johnson concluded.

The Company also announced that it expects second quarter adjusted EPS to be approximately $0.27-$0.31 ($0.19-$0.24 on a GAAP basis, including a previously announced stock option-related non-cash compensation charge).  The Company reaffirmed its prior 2004 full-year guidance of $1.40-$1.50 adjusted EPS ($1.25-$1.35 on a GAAP basis).

ATC will host a conference call on Thursday, April 29, 2004 at 9:00 A.M. CENTRAL time to discuss all items referenced in this press release.  The dial-in number is 800-657-1263.  Ask for the Aftermarket Technology Corp. conference call.  A replay of the call will be available for one week following the call.  The dial-in number for the replay is 877-519-4471.  The access code is 4706040.

For further information, please see the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission.

ATC is headquartered in Westmont, Illinois.  The Company’s operations include drivetrain remanufacturing for the automobile manufacturers and the independent aftermarket, third party logistics, electronics remanufacturing and reverse logistics services.

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The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the three months ended March 31,
	2004	2003
	(Unaudited)

Net sales:
Products	$71,403	$72,425
Services	19,571	22,637
Total net sales	90,974	95,062

Cost of sales:
Products	55,697	52,799
Services	13,261	11,520
Total cost of sales	68,958	64,319

Gross profit	22,016	30,743

Selling, general and administrative expense	13,650	13,475
Amortization of intangible assets	31	83
Exit, disposal, certain severance and other charges	869	—

Income from operations	7,466	17,185

Interest income	578	681
Other income (expense), net	4	(31)
Equity in income of investee	96	—
Interest expense	(1,781)	(2,195)

Income before income taxes	6,363	15,640

Income tax expense	2,450	5,787

Net income	$3,913	$9,853

Per common share basic:
Net income	$0.18	$0.41

Weighted average number of common shares outstanding	21,851	24,212

Per common share - diluted:
Net income	$0.18	$0.40

Weighted average number of common and common equivalent shares outstanding	22,210	24,502

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except per share data)

	For the three months ended March 31,
	2004	2003

Income from operations (GAAP basis)	$7.5	$17.2

Exit, Disposal, Certain Severance and Other Charges:
Executive replacement costs (a)	0.7	—
Severance and related costs (b)	0.1	—
Total Exit, Disposal, Certain Severance and Other Charges	0.8	—
Adjusted Income from operations (non-GAAP basis)	8.3	17.2

Depreciation and amortization	3.0	2.8
Other income, net	0.1	—
Adjusted EBITDA (non-GAAP basis)	11.4	20.0

Exit, disposal, certain severance and other charges	(0.8)	—
Depreciation and amortization	(3.0)	(2.8)
Interest expense	(1.8)	(2.2)
Interest income	0.6	0.7
Income tax expense	(2.5)	(5.8)
Net income (GAAP basis)	3.9	9.9

Exit, disposal, certain severance and other charges, net of tax	0.5	—
Adjusted Net income (non-GAAP basis)	$4.4	$9.9

Earnings Per Diluted Share:

Net income (GAAP basis)	$0.18	$0.40
Exit, disposal, certain severance and other charges, net of tax	0.02	—
Adjusted Net income (non-GAAP basis)	$0.20	$0.40
Diluted Shares Outstanding	22,210	24,502

Free Cash Flow:

Net cash provided by operating activities - continuing operations (GAAP basis)	$3.3	$10.7
Purchases of property, plant and equipment	(4.7)	(3.6)
Free cash flow (non - GAAP basis)	$(1.4)	$7.1

( a )  Consists of $0.5 million of certain stock-based compensation costs related to the hiring of our new Chief Executive Officer and $0.2 million of relocation costs incurred for the hiring of our new Vice President - Finance.

( b )  Severance and related costs associated with our management de-layering and other cost reduction initiatives.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

	Projected (1)
	For The Three Months Ended June 30, 2004		For The Twelve Months Ended December 31, 2004
	Range		Range
	Low	High	Low	High
Earnings Per Diluted Share:
Net income (GAAP basis)	$0.19	$0.24	$1.25	$1.35
Exit, disposal, certain severance and other charges, net of income taxes (2)	0.08	0.07	0.15	0.15
Adjusted Net income (non-GAAP basis)	$0.27	$0.31	$1.40	$1.50

(1) Reflects management’s guidance as of 4/28/04.

(2) Primarily reflects non-cash compensation expense related to modifications to unexercized options previously granted to our former CEO and another officer per the provisions of FASB Interpretation No. 44.

The preceding estimates are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s most recent Annual Report on Form 10-K and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

Explanation of non-GAAP Financial Measures

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of the Company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations:  Represents income from operations (GAAP basis) adjusted to exclude exit, disposal, certain severance and other charges.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted EBITDA:  EBITDA is defined by the Company as net income (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization expense, and income tax expense.  Adjusted EBITDA also excludes exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Net Income:  Represents net income (GAAP basis) adjusted to exclude, on an after-tax basis, exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Net Income Per Diluted Share:  Represents net income per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Free Cash Flow:  Represents net cash provided by operating activities – continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company’s operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company’s operations.  The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company’s internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.